FIRST AMENDMENT TO credit agreement AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 25th day of October, 2012, by and among AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., a Maryland corporation (“REIT”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Senior Secured Revolving Credit Agreement dated as of May 25, 2012 (the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and

WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.            Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.            Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a)                By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Applicable Capitalization Rate. The capitalization rate set forth below with respect to the type of asset described below:

MOB – eight percent (8%)

ASC, LTAC and Rehabs – ten percent (10%)

SNF – ten percent (10%)

ILFs and ALFs – eight percent (8%)

Diligence Threshold. The Diligence Threshold shall be deemed to have been achieved for so long as (a) Borrower’s Consolidated Tangible Net Worth is not less than $250,000,000.00 and (b) the Eligible Real Estate included in the calculation of the Borrowing Base Appraised Value Limit shall consist of not less than fifteen (15) Borrowing Base Assets having an aggregate Appraised Value of not less than $150,000,000.00.

First Amendment Date. October 25, 2012.

Letter of Credit Sublimit. An amount equal to Twenty Million and No/100 Dollars ($20,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.

Majority Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%) of the Total Commitment; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and any Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.

Metropolitan Statistical Area or MSA. Any Metropolitan Statistical Area as defined from time to time by the Executive Office of the President of the United States of America, Office of Management and Budget, or if such office no longer publishes such definition, such other definition Agent may reasonably determine.

Non-Investment Grade Operator. A tenant or operator of a Borrowing Base Asset whose senior unsecured non-credit enhanced debt is not rated BBB- or higher by S&P or Baa3 or higher by Moody’s.”

(b)               By deleting in their entirety the definitions of “Assignment of Leases and Rents”, “Flex Period” and “Mortgages” in §1.1 of the Credit Agreement (and all references in the Credit Agreement to Assignment of Leases and Rents, the Flex Period and Mortgages are further hereby deleted, mutatis mutandis);

(c)               By deleting in their entirety the definitions of “Applicable Margin”, “Arranger”, “Borrowing Base Appraised Value Limit”, “Maturity Date”, “Property Manager”, “Surveyor Certification”, “Swing Loan Commitment”, and “Total Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Applicable Margin. On any date, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be as set forth below based on the ratio of the Consolidated Total Indebtedness to the Consolidated Total Asset Value:

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Pricing Level	Ratio	LIBOR Rate Loans	Base Rate Loans
Pricing Level 1	Less than 40%	2.00%	0.75%
Pricing Level 2	Greater than or equal to 40% but less than 45%	2.25%	1.00%
Pricing Level 3	Greater than or equal to 45% but less than 50%	2.50%	1.25%
Pricing Level 4	Greater than or equal to 50% but less than 55%	2.75%	1.50%
Pricing Level 5	Greater than or equal to 55%	3.00%	1.75%

The initial Applicable Margin shall be at Pricing Level 3. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate after the end of a calendar quarter. In the event that the Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then, without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level 5 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.

In the event that the Agent, REIT or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

Arranger. KeyBanc Capital Markets and BMO Capital Markets or any successor.

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Borrowing Base Appraised Value Limit. The Borrowing Base Appraised Value Limit for Eligible Real Estate owned by the Borrower or any Subsidiary Guarantor included in the Borrowing Base Availability shall be the amount which is the lesser of:

(a) the sum of the Appraised Values of each Borrowing Base Asset that is a LTAC, Rehab, ASC, MOB, ILF, ALF or SNF multiplied by sixty percent (60%), and

(b) (A) the sum of the Property Costs of each Borrowing Base Asset that is a LTAC, Rehab, ASC, MOB, ILF, ALF or SNF multiplied by sixty percent (60%), in each case, as most recently determined under this Agreement.

Maturity Date. October 25, 2015, as such date may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Property Manager. American Realty Capital Healthcare Properties, LLC, a Delaware limited liability company, Caddis Management Company, LLC, or another qualified management company approved by the Required Lenders, such approval to not be unreasonably withheld.

Surveyor Certification. With respect to each parcel of Real Estate, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date prior to inclusion of such Real Estate in the Borrowing Base Appraised Value Limit and containing such information relating to such parcel as the Agent or, as applicable, the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Swing Loan Commitment. An amount equal to Twenty Million and No/100 Dollars ($20,000,000), as the same may be changed from time to time in accordance with the terms of this Agreement.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. As of the First Amendment Date the Total Commitment is Two Hundred Million and No/100 Dollars ($200,000,000.00) (subject to increase in §2.11).”

(d)               By deleting in its entirety subparagraph (a) of the definition of “Consolidated Total Asset Value” in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“(a) The Appraised Value of the Real Estate of REIT and its Subsidiaries (other than Development Properties), as determined by Appraisals that are no more than twenty-four (24) months old, provided that in lieu of obtaining a new Appraisal after twenty-four (24) months, Borrower may at such time, by delivery of written notice to Agent and an updated Compliance Certificate calculating the value of such Real Estate as provided below, value such Real Estate (subject to the review and approval by Agent) in an amount equal to the Adjusted Net Operating Income from such Real Estate for the four (4) fiscal quarters most recently ended divided by the Applicable Capitalization Rate; plus”;

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(e)                By deleting in its entirety paragraph (j) of the definition of “Eligible Real Estate” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“(j) as to which, notwithstanding anything to the contrary contained herein, but subject to §5.3, the Majority Lenders have approved for inclusion in the Borrowing Base Appraised Value Limit.”

(f)                By deleting the words and numbers “Five Million and No/100 Dollars ($5,000,000.00)” appearing in §2.10(a)(ii) of the Credit Agreement, and inserting in lieu thereof the words “the Letter of Credit Sublimit”;

(g)               By deleting in its entirety the first (1st) sentence of §2.11(a) of the Credit Agreement, and inserting in lieu thereof the following:

“Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before the Maturity Date to request one or more increases in the Total Commitment to an aggregate amount of not more than $400,000,000.00 by giving written notice to the Agent (each, an “Increase Notice”; and the amount of such requested increase is a “Commitment Increase”); provided that any such individual increase must be in a minimum amount of $25,000,000.00 and increments of $10,000,000.00 in excess thereof unless otherwise approved by the Agent in its sole discretion.”;

(h)               By deleting in its entirety the first sentence of §2.11(c) of the Credit Agreement, and inserting in lieu thereof the following:

“Upon the effective date of each increase in the Total Commitment pursuant to this §2.11, (i) the Agent may unilaterally revise Schedule 1.1 to reflect the name and address, Commitment and Commitment Percentage of each Lender following such increase and the Borrower shall execute and deliver to the Agent a new Revolving Credit Note for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note shall equal its Commitment, (ii) the Swing Loan Commitment shall automatically increase to the lesser of (A) an amount equal to ten percent (10%) of the new Total Commitment and (B) the Commitment of the Swing Loan Lender, and the Borrower shall execute and deliver to the Agent a new Swing Loan Note for the Swing Loan Lender so that the principal amount of the Swing Loan Note shall equal the Swing Loan Commitment, and (iii) the Letter of Credit Sublimit shall automatically increase to the lesser of (A) an amount equal to ten percent (10%) of the new Total Commitment and (B) the Commitment of the Issuing Lender.”;

(i)                 By deleting the date “May 25, 2016” appearing in the second line of §2.12(a) of the Credit Agreement, and inserting in lieu thereof the date “October 25, 2016”;

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(j)                 By deleting the word “Lenders” appearing in the second (2nd) and tenth (10th) lines of §5.3 of the Credit Agreement, and inserting in lieu thereof the words “Majority Lenders”, and by deleting the words “Borrowing Base Appraisal Value Limit” appearing in the twelfth (12th) line of §5.3, and inserting in lieu thereof the words “Borrowing Base Appraised Value Limit”’;

(k)                By deleting in its entirety §5.3(f) of the Credit Agreement, and inserting in lieu thereof the following:

“(f) the Majority Lenders, as required above, shall have consented to the inclusion of such Real Estate as a Borrowing Base Asset, which consent may be granted in the Majority Lenders’ sole and absolute discretion.

Borrower shall not be responsible for the payment of any costs or expenses of the Lenders in connection with the addition of Borrowing Base Assets; provided that Borrower shall be responsible for the costs and expenses of Agent and Agent’s counsel.”

(l)                 By deleting in their entirety §7.20(a)(vi), (vii) and (viii) of the Credit Agreement, and inserting in lieu thereof the following:

“(vi) no Eligible Real Estate which are subject to a lease or leases to any single tenant or any Affiliate thereof shall account for more than twenty-five percent (25%) of the Borrowing Base Appraised Value Limit (and any excess shall be excluded from the Borrowing Base Appraised Value Limit) (for the purposes hereof, tenants shall not be considered Affiliates of each other solely by virtue of having common ownership by an equity fund provided that their financial results are not consolidated with a common parent entity);

(vii) the aggregate Appraised Value and Property Cost of the Eligible Real Estate constituting LTACs, Rehabs or ASCs shall not exceed thirty-five percent (35%) of the Borrowing Base Appraised Value Limit (and any excess shall be excluded from the Borrowing Base Appraised Value Limit);

(viii) the Primary License of such Eligible Real Estate shall not have been revoked or the subject of any revocation proceeding or, in with respect to an SNF, the Operator thereof is no longer entitled to reimbursement under Medicare or Medicaid;

(ix) the Eligible Real Estate included in the calculation of the Borrowing Base Appraised Value Limit shall consist of not less than five (5) Borrowing Base Assets contributing not less than Fifty Million Dollars ($50,000,000) to the Borrowing Base Availability;

(x) no more than twenty-five percent (25%) of the Borrowing Base Availability shall be attributable to any single MSA (and any excess shall be excluded from the Borrowing Base Appraised Value Limit); and

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(xi) not less than thirty-five percent (35%) of the Borrowing Base Appraised Value Limit shall be attributable to Eligible Real Estate constituting MOBs.”

(m)               By deleting in its entirety §7.21 in the Credit Agreement;

(n)               By deleting the penultimate paragraph of §8.3 of the Credit Agreement, which begins with the words “Notwithstanding the foregoing,” and inserting in lieu thereof the following:

“Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their Subsidiaries in the Investments described in §8.3(j), (k) and (m) exceed twenty percent (20%) of Consolidated Total Asset Value at any time”;

(o)                By deleting in its entirety §9.2 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.2 Consolidated Total Indebtedness to Consolidated Total Asset Value. The Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) to exceed sixty-five percent (65%).”

(p)                By deleting in its entirety §9.3 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.3 Adjusted Consolidated EBITDA to Consolidated Fixed Charges. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges for the most recently ended four (4) fiscal quarters to be less than 1.50 to 1.00.”

(q)                By deleting in its entirety §9.6 of the Credit Agreement, and inserting in lieu thereof the following:

“§9.6 EBITDAR/Rent Ratio. At all times with respect to any Borrowing Base Asset that is leased to or operated by a Non-Investment Grade Operator, such Borrowing Base Asset shall have a ratio of (a) EBITDAR for such tenant or operator to (b) all base rent and additional rent due and payable by a tenant under any Lease, in each case, during the previous twelve (12) calendar months, of not less than (x) 1.40 to 1.00 for any such Borrowing Base Asset that is a Rehab, SNF, LTAC or ASC, and (y) 1.25 to 1.00 for any such Borrowing Base Asset that is an ILF or ALF (provided that for the purposes of this §9.6, a Non-Investment Grade Operator shall not include a taxable REIT Subsidiary of REIT that leases such Borrowing Base Asset from Borrower or a Subsidiary Guarantor.”

(r)                 By inserting the following as §9.7 of the Credit Agreement:

“§9.7 Recourse Indebtedness. The Borrower shall not, and shall not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness (excluding the Obligations) which would cause the aggregate amount of such Recourse Indebtedness (excluding the Obligations) to exceed twenty percent (20%) of Consolidated Total Asset Value.”

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(s)                By deleting the words and numbers “ten (10) days” appearing in the third (3rd) line of §14.14 of the Credit Agreement, and inserting in lieu thereof the words and numbers “ten (10) Business Days”;

(t)                 By deleting in its entirety Schedule 1.1 attached to the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto; and

(u)                By deleting in their entirety paragraphs (b) and (g) on Schedule 5.3 to the Credit Agreement, and inserting in lieu thereof the following:

“(b) Security Documents. Such Security Documents relating to Equity Interests of the Borrower or such Subsidiary Guarantor, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, a first priority lien and security interest of such Equity Interests, together with certificates evidencing such Equity Interests together with such transfer powers or assignments as the Agent may reasonably require, and the Agent shall have recorded such UCC financing statements or amendments thereto reflecting such pledge as the Agent may reasonably require (the Agent agreeing to promptly send for filing such amendments).

(g) Title Insurance; Title Exception Documents. Any existing owner’s Title Policies and, other than with respect to the Real Estate owned by ARHC DDMTRAR001, LLC, ARHC DDRKFIL001, LLC and ARHC CHWLBNJ001, LLC on the Closing Date, an updated title commitment (or “marked” commitment/proforma policy for a Title Policy) covering such Real Estate if the most recent existing owner’s Title Policy for such Real Estate is dated more than six (6) months earlier than the date on which such Real Estate will be added to Borrowing Base Availability, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy (provided that so long as the Diligence Threshold has been achieved and maintained, Borrower shall not be required to provide copies of all documents listed as exceptions under such policy).”; and

(v)                By inserting the following at the end of Schedule 5.3 of the Credit Agreement:

“Notwithstanding the terms of paragraphs (f), (g), (k), (m), (n), (o), (p), (q), (r) and (s) of this Schedule 5.3, so long as the Diligence Threshold has been achieved and maintained, Agent’s review of the items described in the foregoing paragraphs shall not be a full diligence review of such items, but such review shall be limited to the confirmation of compliance of such items with the terms of the Loan Documents or to address or correct material errors or issues.”; and

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(w)             The form of Borrowing Base Certificate and Compliance Certificate shall be modified to conform to the modified covenants set forth in this Amendment.

3.            Amendment of Assignment of Interests. Borrower and Agent do hereby modify and amend the Assignment of Interests by deleting in its entirety the third (3rd) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:

“WHEREAS, Assignor, KeyBank, the other Lenders which are now or hereafter a party thereto and the Agent have entered into that certain Senior Secured Revolving Credit Agreement dated as of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide to Assignor a revolving credit loan facility in the amount of up to $200,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $400,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Assignor to the order of the Lenders in the aggregate principal face amount of $200,000,000.00 and that certain Swing Loan Note made by Assignor to the order of KeyBank in the amount of the Swing Loan Commitment (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”); and”.

4.            Amendment of Indemnity Agreement. Borrower, Guarantors and the Agent do hereby modify and amend the Indemnity Agreement by deleting in its entirety the third (3rd) “WHEREAS” paragraph of the Indemnity Agreement, appearing on page 1 thereof, and inserting in lieu thereof the following:

“WHEREAS, the Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $200,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $400,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $200,000,000.00 and that certain Swing Loan Note made by Borrower to the order of KeyBank in the amount of the Swing Loan Commitment (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”) and secured by, among other things, pledges of the Equity Interests of the Additional Guarantors held by Borrower (collectively, the “Pledges”);”.

5.            Amendment of Guaranty. Agent and Guarantors do hereby modify and amend the Guaranty as follows:

“(a) By deleting in its entirety Paragraph (a) of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:

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(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Lenders (as defined in the Credit Agreement) in the aggregate principal face amount of up to $200,000,000.00, subject to increases resulting from increases in the Total Commitment to not more than $400,000,000.00 as provided in Section 2.11 of the Credit Agreement, and of the Swing Loan Note made by Borrower in the principal face amount of the Swing Loan Commitment, subject to increases resulting from increases in the Total Commitment as provided in Section 2.11 of the Credit Agreement, together with interest as provided in the Revolving Credit Notes and the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof”; and

(b) By deleting the number “$250,000,000.00” appearing in the fifth (5th) line of paragraph (g) of the Guaranty, appearing on page 2 thereof, and inserting in lieu thereof the number $400,000,000.00”.

6.            Commitments.

(a)                Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto. In connection with the Increase, each of Bank of Montreal, Regions Bank, Bank of America, N.A. and Comerica Bank (each individually a “New Lender” and collectively, the “New Lenders”) shall be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a “Revolving Credit Note” under the Credit Agreement, and each New Lender shall be a Lender under the Credit Agreement. KeyBank shall be issued a replacement Revolving Credit Note in the amount of its Commitment, and KeyBank will promptly return to Borrower its existing Revolving Credit Note in the principal face amount of $50,000,000.00 marked “Replaced”.

(b)               Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the Swing Loan Commitment shall be increased from $5,000,000.00 to $20,000,000.00. In connection with the increase of the Swing Loan Commitment, KeyBank shall be issued a replacement Swing Loan Note in the principal face amount of $20,000,000.00 (the “Replacement Swing Loan Note”), and upon acceptance of the Replacement Swing Loan Note by KeyBank it will be the “Swing Loan Note” under the Credit Agreement. KeyBank will promptly return to Borrower the existing Swing Loan Note in the principal face amount of $5,000,000.00 marked “Replaced”.

(c)                By its signature below, each New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment as if such New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment, as set forth above, equal to its respective Commitment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment as required under §2.1 of the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in §2.5 of the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.10 of the Credit Agreement, and in any case the obligation to indemnify the Agent as provided therein. Each New Lender makes and confirms to the Agent

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and the other Lenders all of the representations, warranties and covenants of a Lender under Section 14 of the Credit Agreement. Further, each New Lender acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. Except as expressly provided in the Credit Agreement, the Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Default or Event of Default. No New Lender has relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder. Each New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this agreement; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement; (3) agrees that it has and will, independently and without reliance upon any Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (4) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (5) agrees that, by this agreement, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Each New Lender acknowledges and confirms that its address for notices and Lending Office for Revolving Credit Loans are as set forth on the signature pages hereto.

(d)               On the effective date of this Amendment the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans. The participation interests of the Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. Each of those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.

7.            References to Amended Documents. All references in the Loan Documents to the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty shall be deemed a reference to the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty as modified and amended herein. Any references in the Agreement Regarding Fees to the amount of the Loans shall be deemed to be a reference to Loans of up to $200,000,000.00, increasable to up to $400,000,000.00.

8.            Acknowledgment of Borrower and Guarantors. Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

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9.            Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a)                Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.

(b)               Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)                Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)               Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

10.          No Default. By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

11.          Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

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12.              Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Assignment of Interests, the Indemnity Agreement and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantors hereby consent to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

13.          Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the satisfaction of the following conditions:

(a)                the execution and delivery of this Amendment by Borrower, Guarantor, Agent and all of the Lenders;

(b)               An opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(c)               A Revolving Credit Note duly executed by the Borrower in favor of each New Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;

(d)               Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and

(e)                Such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request.

The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 15 of the Credit Agreement. All interest and fees accrued prior to the date of this Amendment under provisions of the Credit Agreement modified by this Amendment shall remain payable at the due dates set forth in the Credit Agreement.

14.          Amendment as Loan Document. This Amendment shall constitute a Loan Document.

15.          Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16.          Titled Agents. BMO Capital Markets and KeyBanc Capital Markets shall be the Arranger, BMO Capital Markets shall be the syndication agent, and Regions Bank shall be the documentation agent.

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17.              MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

(SEAL)

REIT:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., a Maryland corporation

By: Edward M. Weil, Jr.
Name: Edward M, Weil, Jr.
Title: President

(CORPORATE SEAL)

SUBSIDIARY GUARANTORS:

ARHC DDMTRAR001, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC DDRKFIL001, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

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ARHC BLDTNTX001, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC HFSFDMI01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC CHWLBNJ001, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC DDPLIIN01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC PCNWNGA01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

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ARHC FDMTRLA01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC CHWLBNJ002, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC SMSVLTX01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

ARHC TCARLTX01, LLC, a Delaware limited liability company

By:/s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory

[SEAL]

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LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:/s/ Amy L. MacLearie
Name: Amy L. MacLearie
Title: AVP – Closing Officer

BANK OF MONTREAL

By:/s/ Aaron Lanski
Name: Aaron Lanski
Title: Managing Director

Address:

115 S. LaSalle Street
Chicago, Illinois 60603
Attention: Loyd Baron

REGIONS BANK

By: /s/ David Blevins
Name: David Blevins
Title: Vice President

Address:

1900 5th Avenue North
Birmingham, Alabama 35203
Attention: David Blevins

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BANK OF AMERICA, N.A.

By: /s/ E. Mark Hardison
Name: E. Mark Hardison
Title: Vice President

Address:

414 Union Street, TN1 100 04 17
Nashville, Tennessee 37219
Attention: E. Mark Hardison

COMERICA BANK

By: /s/ Charles Weddell
Name: Charles Weddell
Title: Vice President

Address:

3351 Hamlin Road MC2390
Auburn Hills, Michigan 48326
Attention: Charles Weddell

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SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Brandon Taseff Telephone: 216-689-4968 Facsimile: 216-689-5970	$60,000,000.00	30.0%
LIBOR Lending Office: Same as Above
Bank of Montreal 115 S. LaSalle Street Chicago, Illinois 60603 Attention: Loyd Baron Telephone: 312-461-6812 Facsimile:______________	$60,000,000.00	30.0%
LIBOR Lending Office: Same as Above
Regions Bank 1900 5th Avenue North Birmingham, Alabama 35203 Attention: David Blevins Telephone: 205-264-7504 Facsimile: 205-801-0343	$40,000,000.00	20.0%
LIBOR Lending Office: Same as Above
Bank of America, N.A. 414 Union Street, TN1 100 04 17 Nashville, Tennessee 37219 Attention: E. Mark Hardison Telephone: 615-749-3026 Facsimile: 615-749-4951	$25,000,000.00	12.5%
LIBOR Lending Office: Same as Above
Comerica Bank 3351 Hamlin Road MC2390 Auburn Hills, Michigan 48326 Attention: Charles Weddell Telephone: 248-371-6283 Facsimile: 248-371-7920	$15,000,000.00	7.5%
LIBOR Lending Office: Same as Above

TOTAL	$200,000,000.00	100%

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